UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2024

MITESCO, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Beachland Blvd., Suite 1377 Vero Beach, Florida 32963
(Address of principal executive offices) (Zip Code)

(844) 383-8689

(Registrant's telephone number, including area code)

18202 Minnetonka Blvd., Suite 100 Deephaven, MN 55391

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On January 21, 2021 the Company filed a Form S-8 containing the Mitesco Omnibus Securities and Incentive Plan (“the Plan”) with the SEC. In Sections 4.2 and 4.3 of the Plan it is noted that the Board of Directors has the authority for administration of the Plan. On January 7, 2024 the Board of Directors voted to a) cancel, revoke and terminate any previously issued options that have not already been exercised. For a number of technical reasons the Plan is no longer valid, and in addition to cancellation of any outstanding options, the Board has voted to formally terminate the Plan. Any costs associated with the termination of the Plan will be reflected in the financials reports for the period ending March 31, 2024.

A copy of the Form S-8 which references the Plan can be found at: https://www.sec.gov/Archives/edgar/data/802257/000118518521000098/ex_221520.htm

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors Compensation

The Company appointed three (3) new Directors in December. They have agreed to serve for one (1) year terms and have agreed to a compensation plan that provides for a) $60,000 per year stipend to be paid by the issuance of Series X Preferred Stock, and b) reimbursement of any real and actual cash expenses incurred in the execution of their responsibilities such as travel, office supplies or similar nominal expenses.

The Series X Preferred shares have a face value of $25 per share and pay dividend of 10% in cash or through the issuance of restricted common stock monthly. All dividends to date for previously issued shares have been paid through the issuance of restricted common stock, and it is anticipated that this practice will continue indefinitely.

In conjunction with this award each of the Directors will receive a total of 2,400 shares of Series X Preferred stock. Each share has voting rights entitling it to four hundred (400) votes, when compared to common stock which has one (1) vote per share. As such each director will be entitled to 960,000 share votes on any matter requiring a vote.

Starting in July 2023 and continuing until such time that the common stock of the Company is trading on a market other than the OTC Expert Market the Company intends to pay the Series X dividends using restricted common stock with a valuation of $.80 per share, a 20% discount to the average price of the stock before it was moved to the OTC Expert Market Quote platform.

The Certificate of Designation for the Series X Preferred stock (as previously filed in Delaware, and recently converted to Nevada with the same terms) can be viewed here: https://www.sec.gov/Archives/edgar/data/802257/000118518520000019/ex_168535.htm

Officer Compensation

Until further notice the officers of the Company shall not receive any compensation, either accrued or paid.

Item 8.01	Other Events.

The Company is continuing to complete its effort to file its Form 10Q for the period ended September 30, 2023 and anticipates a filing within the month.

The Company has settled a number of claims related to the closure of the operations of its “The Good Clinic, LLC” operation and expects to provide a summary within the month.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2024	MITESCO, INC.

	By:	/s/ Mack Leath
Mack Leath
Chairman and CEO